Exhibit 99.1

Contact:
Kathleen Nemeth	Omnicell, Inc.
Senior Vice President, Investor Relations	4220 North Freeway
650-435-3318	Fort Worth, TX 76137
Kathleen.Nemeth@Omnicell.com

Omnicell Announces Third Quarter 2023 Results;

Updates Fiscal Year 2023 Guidance and Announces Reduction in Force

Total GAAP revenues of $299 million

GAAP net income per diluted share of $0.12

Non-GAAP net income per diluted share of $0.62

FORT WORTH, Texas -- November 2, 2023 -- Omnicell, Inc. (NASDAQ:OMCL) (“Omnicell,” “we,” “our,” “us,” “management,” or the “Company”), a leader in transforming the pharmacy care delivery model, today announced results for its third quarter ended September 30, 2023.

Randall Lipps, chairman, president, chief executive officer, and founder of Omnicell, said, “The team delivered strong cost management and operational discipline this quarter. However, I am disappointed with the weakness in demand that we are seeing and accordingly, we have updated our near-term outlook. We are taking actions to manage the business that are intended to reduce our cost structure and to better align with our anticipated top line performance heading into 2024, while also positioning the Company to continue investing in our innovation agenda. We have taken steps to strengthen our leadership team and we have already begun to reduce discretionary expenses. We remain encouraged that hospitals, health systems, and retail pharmacies continue to rely on Omnicell to help them improve patient and health system outcomes — especially during this dynamic time in the industry. The need for the healthcare industry to automate, optimize, and modernize is more important than ever and we believe Omnicell is well positioned to deliver value to all of our stakeholders over the long-term.”

Financial Results

Total GAAP revenues for the third quarter of 2023 were $299 million, down $49 million, or 14%, from the third quarter of 2022. The year-over-year decrease in total GAAP revenues reflects lower point-of-care revenues primarily as a result of ongoing health systems capital budget and labor constraints.

Total GAAP net income for the third quarter of 2023 was $6 million, or $0.12 per diluted share. This compares to GAAP net income of $17 million, or $0.37 per diluted share, for the third quarter of 2022.

Total non-GAAP net income for the third quarter of 2023 was $28 million, or $0.62 per diluted share. This compares to non-GAAP net income of $45 million, or $1.00 per diluted share, for the third quarter of 2022.

Total non-GAAP EBITDA for the third quarter of 2023 was $41 million. This compares to non-GAAP EBITDA of $61 million for the third quarter of 2022.

Balance Sheet

As of September 30, 2023, Omnicell’s balance sheet reflected cash and cash equivalents of $447 million, total debt (net of unamortized debt issuance costs) of $569 million, and total assets of $2.22 billion. Cash flows provided by operating activities in the third quarter of 2023 totaled $57 million. This compares to cash flows provided by operating activities totaling $21 million in the third quarter of 2022.

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As of September 30, 2023, the Company had $500 million of availability under its revolving credit facility with no outstanding balance. Subsequent to the quarter end, on October 10, 2023, the Company refinanced its revolving credit facility to provide for $350 million of funds available, which availability is subject to reduction in order to maintain compliance with certain financial covenants.

Corporate Highlights

•	Health systems continue to choose Omnicell as a long-term partner for their pharmacy technology strategy, with several customers extending their sole-source agreements and one competitive conversion achieved during the quarter.

•	Omnicell’s Central Pharmacy Dispensing Service appears to be gaining momentum in the market as many health systems seem to be recognizing the benefits to patient safety and workflow efficiency of automating central pharmacy operations through a comprehensive solution encompassing advanced robotics, dispensing optimization tools, and expert services.

•	As health systems expand pharmacy care beyond the four walls of the hospital, Omnicell’s Specialty Pharmacy Services offering should provide a revenue-generating opportunity, while helping to support important patient care initiatives. Health systems are choosing Omnicell’s management services expertise to help drive financial and clinical outcomes for this rapidly growing area of healthcare.

Restructuring

Omnicell plans to take action as it relates to cost containment across the business, including a headcount reduction across our business functions, and is expecting approximately $12 million - $18 million of non-recurring restructuring and related charges related to the cost containment plan. The Company expects to incur a majority of the charges in fourth quarter of 2023 and substantially complete the plan by end of second quarter of 2024, subject to local law and consultation requirement. Annualized cost savings of $45 million - $55 million, approximately 75 percent of which are expected to be in Operating Expenses, are expected. A majority of the benefit from the cost actions is anticipated to be realized beginning in the first quarter of 2024 with a smaller portion of the savings expected as the year progresses.  The cost actions should be partially offset by year over year increases in compensation and vendor price increases.

Updated 2023 Guidance

For the full year 2023, the Company expects bookings to be between $850 million and $950 million. The Company expects full year 2023 total revenues to be between $1.135 billion and $1.155 billion. The Company expects full year 2023 product revenues to be between $705 million and $715 million, and full year 2023 service revenues to be between $430 million and $440 million. The Company expects full year 2023 technical services revenues to be between $222 million and $227 million, and full year 2023 Advanced Services revenues to be between $208 million and $213 million. The Company expects full year 2023 non-GAAP EBITDA to be between $123 million and $133 million. The Company expects full year 2023 non-GAAP earnings per share to be between $1.65 and $1.80 per share.

For the fourth quarter of 2023, the Company expects total revenues to be between $247 million and $267 million. The Company expects fourth quarter 2023 product revenues to be between $142 million and $152 million, and fourth quarter 2023 service revenues to be between $105 million and $115 million. The Company expects fourth quarter 2023 non-GAAP EBITDA to be between $9 million and $19 million. The Company expects fourth quarter 2023 non-GAAP earnings per share to be between $0.07 and $0.22 per share.

The Company’s fourth quarter and full year 2023 guidance has been adjusted to include the anticipated effects and expected impact of current macroeconomic headwinds.

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The table below summarizes Omnicell’s fourth quarter and updated full year 2023 guidance outlined above.

	Q4’23	2023
Bookings	Not guided	$850 million - $950 million
Total Revenues	$247 million - $267 million	$1.135 billion - $1.155 billion
Product Revenues	$142 million - $152 million	$705 million - $715 million
Service Revenues	$105 million - $115 million	$430 million - $440 million
Technical Services Revenues	Not guided	$222 million - $227 million
Advanced Services Revenues	Not guided	$208 million - $213 million
Non-GAAP EBITDA	$9 million - $19 million	$123 million - $133 million
Non-GAAP Earnings Per Share	$0.07 - $0.22	$1.65 - $1.80

The Company does not provide guidance for GAAP net income or GAAP earnings per share, nor a reconciliation of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These forward-looking non-GAAP financial measures do not include certain items, which may be significant, including, but not limited to, unusual gains and losses, costs associated with future restructurings, acquisition-related expenses, and certain tax and litigation outcomes.

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, November 2, 2023 at 8:30 a.m. ET to discuss third quarter 2023 financial results. The conference call can be monitored by dialing (888) 550-5424 in the U.S. or (646) 960-0819 in international locations. The Conference ID is 9581556. A link to the live and archived webcast will also be available on the Investor Relations section of Omnicell’s website at http://ir.omnicell.com/events-and-presentations/.

About Omnicell

Since 1992, Omnicell has been committed to transforming the pharmacy care delivery model in an effort to optimize financial and clinical outcomes across all settings of care. Through a comprehensive portfolio of automation and advanced services, Omnicell is uniquely positioned to address evolving healthcare challenges, connect settings of care, and streamline the medication management process. Healthcare facilities worldwide partner with Omnicell to help increase operational efficiency, reduce medication errors, improve patient safety, and enhance patient engagement and adherence, helping to reduce costly hospital readmissions. To learn more, visit omnicell.com.

From time to time, Omnicell may use the Company’s investor relations website and other online social media channels, including its Twitter handle www.twitter.com/omnicell, LinkedIn page www.linkedin.com/company/omnicell, and Facebook page www.facebook.com/omnicellinc, to disclose material non-public information and comply with its disclosure obligations under Regulation Fair Disclosure (“Reg FD”).

OMNICELL and the Omnicell logo are registered trademarks of Omnicell, Inc. or one of its subsidiaries.

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Forward-Looking Statements

To the extent any statements contained in this press release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, statements including the words “expect,” “intend,” “may,” “will,” “should,” “would,” “could,” “plan,” “potential,” “anticipate,” “believe,” “forecast,” “guidance,” “outlook,” “goals,” “target,” “estimate,” “seek,” “predict,” “project,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to the occurrence of many events outside Omnicell’s control. Such statements include, but are not limited to, Omnicell’s projected bookings, revenues, including product, service, technical services and Advanced Services revenues, non-GAAP EBITDA, and non-GAAP earnings per share; expectations regarding our products and services and the expected benefits; our ability to deliver long-term value; statements related to the expected timing of incurring costs and completion of the cost containment plan, and the expected costs, related charges, and savings under the cost containment plan; and statements about Omnicell’s strategy, plans, objectives, goals, vision, and planned investments. Actual results and other events may differ significantly from those contemplated by forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, (i) unfavorable general economic and market conditions, including the impact and duration of inflationary pressures, (ii) ability to realize the benefits of our expense containment initiatives, (iii) restructuring may take longer than expected, costs may be greater than anticipated or that the savings may be less than anticipated; (iv) the Company’s efforts may have an adverse impact on the Company’s internal programs, and Omnicell’s ability to recruit and retain skilled and motivated personnel and may be distracting to management, (iv) Omnicell’s ability to take advantage of growth opportunities and develop and commercialize new solutions and enhance existing solutions, (v) reduction in demand in the capital equipment market or reduction in the demand for or adoption of our solutions, systems, or services, (vi) delays in installations of our medication management solutions or our more complex medication packaging systems, (vii) risks related to Omnicell’s investments in new business strategies or initiatives, including its transition to selling more products and services on a subscription basis, and its ability to acquire companies, businesses, or technologies and successfully integrate such acquisitions, (viii) risks related to failing to maintain expected service levels when providing our Advanced Services or retaining our Advanced Services customers, (ix) Omnicell’s ability to meet the demands of, or maintain relationships with, its institutional, retail, and specialty pharmacy customers, (x) risks related to climate change, legal, regulatory or market measures to address climate change and related emphasis on ESG matters by various stakeholders, (xi) changes to the 340B Program, (xii) Omnicell’s substantial debt, which could impair its financial flexibility and access to capital, (xiii) covenants in our credit agreement could restrict our business and operations, (xiv) continued and increased competition from current and future competitors in the medication management automation solutions market and the medication adherence solutions market, (xv) risks presented by government regulations, legislative changes, fraud and anti-kickback statues, products liability claims, the outcome of legal proceedings, and other legal obligations related to healthcare, privacy, data protection, and information security, including any potential governmental investigations and enforcement actions, litigation, fines and penalties, exposure to indemnification obligations or other liabilities, and adverse publicity as a result of the previously disclosed ransomware incident, (xvi) any disruption in Omnicell’s information technology systems and breaches of data security or cyber-attacks on its systems or solutions, including the previously disclosed ransomware incident and any potential adverse legal, reputational, and financial effects that may result from it and/or additional cybersecurity incidents, as well as the effectiveness of business continuity plans during any future cybersecurity incidents, (xvii) risks associated with operating in foreign countries, (xviii) Omnicell’s ability to recruit and retain skilled and motivated personnel, (xix) Omnicell’s ability to protect its intellectual property, (xx) risks related to the availability and sources of raw materials and components or price fluctuations, shortages, or interruptions of supply, (xxi) Omnicell’s dependence on a limited number of suppliers for certain components, equipment, and raw materials, as well as technologies provided by third-party vendors, (xxii) fluctuations in quarterly and annual operating results may make our future operating results difficult to predict, (xxiii) failing to meet (or significantly exceeding) our publicly announced financial guidance, and (xxiv) other risks and uncertainties further described in the “Risk Factors” section of Omnicell’s most recent Annual Report on Form 10-K, as well as in Omnicell’s other reports filed with or furnished to the United States Securities and Exchange Commission (“SEC”), available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. Investors and others are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date of this press release. Omnicell assumes no obligation to update any such statements publicly, or to update the reasons actual results could differ materially from those expressed or implied in any forward-looking statements, whether as a result of changed circumstances, new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP diluted shares, non-GAAP EBITDA, non-GAAP EBITDA margin, and non-GAAP free cash flow. These non-GAAP results and metrics should not be considered as an alternative to revenues, gross profit, operating expenses, income from operations, net income, net income per diluted share, diluted shares, net cash provided by operating activities, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results and metrics because management considers them to be important supplemental measures of Omnicell’s performance and refers to such measures when analyzing Omnicell’s strategy and operations.

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Our non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period-to-period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within such period that directly drive operating income in such period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we believe we should invest in research and development, fund infrastructure growth, and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results: non-GAAP revenues excludes from its GAAP equivalent item a) below; non-GAAP gross profit and non-GAAP gross margin exclude from their GAAP equivalents items a), b), c), f), and h) below; non-GAAP operating expenses excludes from its GAAP equivalents items b), c), d), e), f), g), h), and j) below; non-GAAP income from operations and non-GAAP operating margin exclude from their GAAP equivalents items a), b), c), d), e), f), g), h) and j) below; and non-GAAP net income and non-GAAP net income per diluted share exclude from their GAAP equivalents items a) through j) below. Non-GAAP EBITDA is defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments. Non-GAAP EBITDA and non-GAAP EBITDA margin exclude from their GAAP equivalents items a), b), d), e), f), g), h), i), and j) below:

a)	Acquisition accounting impact related to deferred revenues. In connection with the acquisition of FDS Amplicare on September 9, 2021, we recorded a fair value adjustment to acquired deferred revenues as part of the purchase accounting in accordance with GAAP. The adjustment represents revenues that would have been recognized in the normal course of business by FDS Amplicare if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements. The non-GAAP adjustment to our revenues is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business.

b)	Share-based compensation expense. We excluded from our non-GAAP results the expense related to equity-based compensation plans as it represents expenses that do not require cash settlement from Omnicell.

c)	Amortization of acquired intangible assets. We excluded from our non-GAAP results the intangible assets amortization expense resulting from our past acquisitions. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

d)	Acquisition-related expenses. We excluded from our non-GAAP results the expenses related to recent acquisitions, including amortization of representations and warranties insurance. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of acquisition activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of less acquisitive peer companies.

e)	Impairment and abandonment of operating lease right-of-use and other assets related to facilities. We excluded from our non-GAAP results the impairment and abandonment of certain operating lease right-of-use assets, as well as property and equipment, incurred in connection with restructuring activities for optimization of certain leased facilities. These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

f)	Ransomware-related expenses, net of insurance recoveries. We excluded from our non-GAAP results the net expenses related to the previously disclosed ransomware incident identified by the Company on May 4, 2022. Expenses include costs to investigate and remediate the ransomware incident, as well as legal and other professional services, and are presented net of expected insurance recoveries. These expenses are unrelated to our ongoing operations and would not have otherwise been incurred by us in the normal course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

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g)	Executives transition costs. We excluded from our non-GAAP results the executives transition costs associated with the departure of certain executive officers, primarily consisting of severance expenses. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

h)	Severance-related expenses. We excluded from our non-GAAP results the expenses related to restructuring events, partially offset by reversals of previously recognized severance expenses in subsequent periods. These expenses are unrelated to our ongoing operations, vary in size and frequency, and are subject to significant fluctuations from period to period due to varying levels of restructuring activity. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

i)	Amortization of debt issuance costs. Debt issuance costs represent costs associated with the issuance of term loan and revolving credit facilities, as well as the issuance of convertible senior notes. The costs include underwriting fees, original issue discount, ticking fees, and legal fees. These non-cash expenses are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

j)	Certain litigation costs. We excluded non-recurring charges and benefits, including litigation expenses and settlements, related to litigation matters that are outside of the ordinary course of our business or that are not representative of those that we historically have incurred. These expenses are unrelated to our ongoing operations and we do not expect them to occur in the ordinary course of business. We believe that excluding these expenses provides more meaningful comparisons of the financial results to our historical operations and forward-looking guidance, and to the financial results of peer companies.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational or non-cash expenses involving stock compensation plans or other items.

We believe that the presentation of non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, non-GAAP EBITDA, and non-GAAP EBITDA margin is warranted for several reasons:

a)	Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business.

b)	Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods.

c)	These non-GAAP financial measures are employed by management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budget planning and forecasting.

d)	These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which also use non-GAAP financial measures to supplement their GAAP results (although these companies may calculate non-GAAP financial measures differently than Omnicell does), thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i)	While share-based compensation calculated in accordance with Accounting Standards Codification (“ASC”) 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of share-based compensation expense to assist management and investors in evaluating our core operating results.

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ii)	We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Non-GAAP diluted shares is defined as our GAAP diluted shares, excluding the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction. We believe non-GAAP diluted shares is a useful non-GAAP metric because it provides insight into the offsetting economic effect of the hedge transaction against potential conversion of the convertible senior notes.

Non-GAAP free cash flow is defined as net cash provided by operating activities less cash used for software development for external use and purchases of property and equipment. We believe free cash flow is important to enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational, and economic performance, because free cash flow takes into account certain capital expenditures and cash used for software development necessary to operate our business.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

a)	Omnicell’s equity incentive plans and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

b)	Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

c)	A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in Omnicell’s cash balance for the period.

A detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release as well as in Omnicell’s other reports filed with or furnished to the SEC.

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Omnicell, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Product revenues	$188,755	$246,565	$562,906	$706,246
Services and other revenues	109,908	101,494	325,359	292,027
Total revenues	298,663	348,059	888,265	998,273
Cost of revenues:
Cost of product revenues	106,311	134,023	323,800	374,175
Cost of services and other revenues	60,388	54,941	173,029	156,864
Total cost of revenues	166,699	188,964	496,829	531,039
Gross profit	131,964	159,095	391,436	467,234
Operating expenses:
Research and development	24,281	25,171	70,296	76,556
Selling, general, and administrative	103,971	115,459	332,643	354,644
Total operating expenses	128,252	140,630	402,939	431,200
Income (loss) from operations	3,712	18,465	(11,503)	36,034
Interest and other income (expense), net	3,670	(1,148)	9,912	(2,973)
Income (loss) before income taxes	7,382	17,317	(1,591)	33,061
Provision for (benefit from) income taxes	1,829	543	4,405	(995)
Net income (loss)	$5,553	$16,774	$(5,996)	$34,056
Net income (loss) per share:
Basic	$0.12	$0.38	$(0.13)	$0.77
Diluted	$0.12	$0.37	$(0.13)	$0.73
Weighted-average shares outstanding:
Basic	45,333	44,441	45,117	44,304
Diluted	45,595	45,819	45,117	46,759

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Omnicell, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$446,840	$330,362
Accounts receivable and unbilled receivables, net	272,584	299,469
Inventories	116,144	147,549
Prepaid expenses	27,947	27,070
Other current assets	50,236	77,362
Total current assets	913,751	881,812
Property and equipment, net	106,880	93,961
Long-term investment in sales-type leases, net	41,631	32,924
Operating lease right-of-use assets	25,444	38,052
Goodwill	734,328	734,274
Intangible assets, net	218,861	242,906
Long-term deferred tax assets	35,964	22,329
Prepaid commissions	53,950	59,483
Other long-term assets	90,766	105,017
Total assets	$2,221,575	$2,210,758

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,920	$63,389
Accrued compensation	44,065	73,455
Accrued liabilities	150,385	172,655
Deferred revenues, net	124,991	118,947
Total current liabilities	369,361	428,446
Long-term deferred revenues	55,053	37,385
Long-term deferred tax liabilities	1,565	2,095
Long-term operating lease liabilities	32,845	39,405
Other long-term liabilities	6,428	6,719
Convertible senior notes, net	568,887	566,571
Total liabilities	1,034,139	1,080,621
Total stockholders’ equity	1,187,436	1,130,137
Total liabilities and stockholders’ equity	$2,221,575	$2,210,758

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Omnicell, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2023	2022
Operating Activities
Net income (loss)	$(5,996)	$34,056
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	65,596	64,843
Loss on disposal of property and equipment	2,110	331
Share-based compensation expense	43,113	50,731
Deferred income taxes	(14,165)	(17,061)
Amortization of operating lease right-of-use assets	6,238	9,709
Impairment and abandonment of operating lease right-of-use assets related to facilities	7,815	5,390
Amortization of debt issuance costs	3,139	3,121
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	27,050	(116,895)
Inventories	31,690	(32,269)
Prepaid expenses	(857)	(2,602)
Other current assets	1,521	6,692
Investment in sales-type leases	(8,839)	(17,336)
Prepaid commissions	5,533	8,801
Other long-term assets	2,539	4,189
Accounts payable	(13,358)	2,043
Accrued compensation	(29,390)	(27,940)
Accrued liabilities	3,749	11,678
Deferred revenues	23,628	17,667
Operating lease liabilities	(8,145)	(10,966)
Other long-term liabilities	(291)	1,446
Net cash provided by (used in) operating activities	142,680	(4,372)
Investing Activities
External-use software development costs	(10,240)	(9,648)
Purchases of property and equipment	(32,404)	(33,861)
Business acquisition, net of cash acquired	—	(3,392)
Purchase price adjustments from business acquisitions	—	5,484
Net cash used in investing activities	(42,644)	(41,417)
Financing Activities
Proceeds from issuances under stock-based compensation plans	23,035	39,539
Employees’ taxes paid related to restricted stock units	(6,130)	(11,442)
Change in customer funds, net	(6,615)	(402)
Stock repurchases	—	(52,210)
Net cash provided by (used in) financing activities	10,290	(24,515)
Effect of exchange rate changes on cash and cash equivalents	(464)	(1,425)
Net increase (decrease) in cash, cash equivalents, and restricted cash	109,862	(71,729)
Cash, cash equivalents, and restricted cash at beginning of period	352,835	355,620
Cash, cash equivalents, and restricted cash at end of period	$462,697	$283,891
Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$446,840	$266,402
Restricted cash included in other current assets	15,857	17,489
Cash, cash equivalents, and restricted cash at end of period	$462,697	$283,891

10

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of GAAP revenues to non-GAAP revenues:
GAAP revenues	$298,663	$348,059	$888,265	$998,273
Acquisition accounting impact related to deferred revenues	—	183	—	863
Non-GAAP revenues	$298,663	$348,242	$888,265	$999,136

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$131,964	$159,095	$391,436	$467,234
GAAP gross margin	44.2%	45.7%	44.1%	46.8%
Share-based compensation expense	2,213	2,203	6,489	6,607
Amortization of acquired intangibles	2,633	3,238	8,558	10,089
Acquisition accounting impact related to deferred revenues	—	183	—	863
Ransomware-related expenses, net of insurance recoveries	—	95	—	317
Severance-related expenses, net of reversals	(280)	444	102	600
Non-GAAP gross profit	$136,530	$165,258	$406,585	$485,710
Non-GAAP gross margin	45.7%	47.5%	45.8%	48.6%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
GAAP operating expenses	$128,252	$140,630	$402,939	$431,200
GAAP operating expenses % to total revenues	42.9%	40.4%	45.4%	43.2%
Share-based compensation expense	(12,769)	(15,107)	(36,624)	(44,124)
Amortization of acquired intangibles	(5,050)	(5,507)	(15,402)	(16,554)
Acquisition-related expenses	(246)	(251)	(738)	(1,909)
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	(297)	(8,420)	(5,390)
Ransomware-related expenses, net of insurance recoveries	184	(932)	184	(2,084)
Executives transition costs	(1,348)	—	(2,189)	—
Severance-related and other expenses, net of reversals (b)	301	(2,050)	(5,352)	(5,421)
Non-GAAP operating expenses	$109,324	$116,486	$334,398	$355,718
Non-GAAP operating expenses as a % of total non-GAAP revenues	36.6%	33.4%	37.6%	35.6%

Reconciliation of GAAP income (loss) from operations to non-GAAP income from operations:
GAAP income (loss) from operations	$3,712	$18,465	$(11,503)	$36,034
GAAP operating income (loss) % to total revenues	1.2%	5.3%	(1.3)%	3.6%
Share-based compensation expense	14,982	17,310	43,113	50,731
Amortization of acquired intangibles	7,683	8,745	23,960	26,643
Acquisition accounting impact related to deferred revenues	—	183	—	863
Acquisition-related expenses	246	251	738	1,909
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	297	8,420	5,390
Ransomware-related expenses, net of insurance recoveries	(184)	1,027	(184)	2,401
Executives transition costs	1,348	—	2,189	—
Severance-related and other expenses, net of reversals (b)	(581)	2,494	5,454	6,021
Non-GAAP income from operations	$27,206	$48,772	$72,187	$129,992
Non-GAAP operating margin (non-GAAP operating income as a % of total non-GAAP revenues)	9.1%	14.0%	8.1%	13.0%

11

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands, except per share data and percentage)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of GAAP net income (loss) to non-GAAP net income:
GAAP net income (loss)	$5,553	$16,774	$(5,996)	$34,056
Share-based compensation expense	14,982	17,310	43,113	50,731
Amortization of acquired intangibles	7,683	8,745	23,960	26,643
Acquisition accounting impact related to deferred revenues	—	183	—	863
Acquisition-related expenses	246	251	738	1,909
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	297	8,420	5,390
Ransomware-related expenses, net of insurance recoveries	(184)	1,027	(184)	2,401
Executives transition costs	1,348	—	2,189	—
Severance-related and other expenses, net of reversals (b)	(581)	2,494	5,454	6,021
Amortization of debt issuance costs	1,048	1,042	3,139	3,121
Tax effect of the adjustments above (c)	(2,008)	(2,948)	(9,181)	(9,734)
Non-GAAP net income	$28,087	$45,175	$71,652	$121,401

Reconciliation of GAAP net income (loss) per share - diluted to non-GAAP net income per share - diluted:
Shares - diluted GAAP	45,595	45,819	45,117	46,759
Shares - diluted non-GAAP (d)	45,595	45,384	45,410	45,597

GAAP net income (loss) per share - diluted	$0.12	$0.37	$(0.13)	$0.73
Share-based compensation expense	0.33	0.38	0.95	1.11
Amortization of acquired intangibles	0.16	0.19	0.52	0.58
Acquisition accounting impact related to deferred revenues	—	0.00	—	0.02
Acquisition-related expenses	0.01	0.01	0.02	0.04
Impairment and abandonment of operating lease right-of-use and other assets related to facilities	—	0.01	0.18	0.12
Ransomware-related expenses, net of insurance recoveries	(0.00)	0.02	(0.00)	0.05
Executives transition costs	0.03	—	0.05	—
Severance-related and other expenses, net of reversals	(0.01)	0.06	0.12	0.13
Amortization of debt issuance costs	0.02	0.02	0.07	0.07
Non-GAAP dilutive shares impact from convertible note hedge transaction (d)	—	0.00	—	0.02
Tax effect of the adjustments above (c)	(0.04)	(0.06)	(0.20)	(0.21)
Non-GAAP net income per share - diluted	$0.62	$1.00	$1.58	$2.66

Reconciliation of GAAP net income (loss) to non-GAAP EBITDA(e):
GAAP net income (loss)	$5,553	$16,774	$(5,996)	$34,056
Share-based compensation expense	14,982	17,310	43,113	50,731
Interest (income) and expense, net	(5,247)	(1,136)	(12,731)	(1,311)
Depreciation and amortization expense	21,542	21,826	65,596	64,843
Acquisition accounting impact related to deferred revenues	—	183	—	863
Acquisition-related expenses	246	251	738	1,909
Impairment and abandonment of operating lease right-of-use and other assets related to facilities (a)	—	297	8,420	5,390
Ransomware-related expenses, net of insurance recoveries	(184)	1,027	(184)	2,401
Executives transition costs	1,348	—	2,189	—
Severance-related and other expenses, net of reversals (b)	(581)	2,494	5,454	6,021
Amortization of debt issuance costs	1,048	1,042	3,139	3,121
Provision for (benefit from) income taxes	1,829	543	4,405	(995)
Non-GAAP EBITDA	$40,536	$60,611	$114,143	$167,029
Non-GAAP EBITDA margin (non-GAAP EBITDA as a % of total non-GAAP revenues)	13.6%	17.4%	12.9%	16.7%

12

(a)	For the nine months ended September 30, 2023, impairment charges of other assets were approximately $0.6 million related to property and equipment in connection with restructuring activities for optimization of certain leased facilities.

(b)	For the three and nine months ended September 30, 2022, other expenses included approximately $0.7 million of certain litigation costs.

(c)	Tax effects calculated for all adjustments except share-based compensation expense, using an estimated annual effective tax rate of 21% for both fiscal years 2023 and 2022.

(d)	For the three and nine months ended September 30, 2022, non-GAAP diluted shares excluded approximately 0.4 million and 1.2 million shares, respectively, related to the impact of dilutive convertible senior notes for which the Company is economically hedged through its anti-dilutive convertible note hedge transaction.

(e)	Defined as earnings before interest income and expense, taxes, depreciation, amortization, and share-based compensation, as well as excluding certain other non-GAAP adjustments.

13

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of GAAP net cash provided by (used in) operating activities to non-GAAP free cash flow:
GAAP net cash provided by (used in) operating activities	$57,007	$21,175	$142,680	$(4,372)
External-use software development costs	(3,555)	(3,105)	(10,240)	(9,648)
Purchases of property and equipment	(10,632)	(12,762)	(32,404)	(33,861)
Non-GAAP free cash flow	$42,820	$5,308	$100,036	$(47,881)

14